As filed with the Securities and Exchange Commission on January 11, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GAMIDA CELL LTD.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

116 Huntington Avenue, 7th Floor

Boston, MA 02116

Tel: (617) 892-9080

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gamida Cell Inc.

116 Huntington Avenue, 7th Floor

Boston, MA 02116

Tel: (617) 892-9080
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Daniel I. Goldberg Joshua A. Kaufman Cooley LLP 55 Hudson Yards New York, NY 10001 Telephone: (212) 479-6000 Facsimile: (212) 479-6275	Haim Gueta Shachar Hadar Meitar | Law Offices 16 Abba Hillel Road Ramat Gan 5250608, Israel Telephone: +972 (3) 610-3100 Facsimile: +972 (3) 610-3111

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 11, 2023

PROSPECTUS

Gamida Cell Ltd.

Up to 14,868,724 Ordinary Shares offered by Selling Shareholder

The selling shareholder identified in this prospectus may offer from time to time up to 14,868,724 ordinary shares of Gamida Cell Ltd., or the Company, issuable upon the exchange of, or in satisfaction of, any principal amortization payment, interest, Interest Make-Whole Payment (as defined herein) or prepayment premium payable pursuant to the terms of the 7.50% exchangeable first lien secured note due 2024, or the Note, that was issued in connection with the Loan and Security Agreement, dated December 12, 2022, by and among the Company, as the guarantor, Gamida Cell Inc., as the borrower, Highbridge Tactical Credit Master Fund, L.P. and other lenders from time to time party thereto, as the lenders, or the Lenders, and Wilmington Savings Fund Society, FSB, as collateral agent and administrative agent, or the Loan Agreement.

The Note is initially exchangeable, at the option of the Lenders, into ordinary shares at an exchange rate of 0.52356 ordinary shares per $1.00 principal amount, together with a make-whole premium equal to all accrued and unpaid and remaining coupons due through December 12, 2024, or the Maturity Date. The Company has fully and unconditionally guaranteed the obligations of Gamida Cell Inc. under the Loan Agreement and the Note and such obligations are secured by substantially all assets of the Company and its subsidiaries. The Loan Agreement and the Note will mature on the Maturity Date, unless earlier repurchased, redeemed or exchanged in accordance with the terms, and bear interest at the annual rate of 7.50%, payable on a quarterly basis, with the interest rate increasing to 12.00% at any time upon any event of default under the Loan Agreement or certain failures to register the resale of the ordinary shares issuable pursuant to the Note.

To the extent certain conditions are satisfied under the Note (including the effectiveness of the registration statement of which this prospectus forms a part), at Gamida Cell Inc.’s option, principal amortization payments, interest, Interest Make-Whole Payments and prepayment premiums may be paid in our ordinary shares, which will be valued at 95% of the volume weighted average price over the ten preceding trading days.

This prospectus describes the general manner in which the ordinary shares may be offered and sold by the selling shareholder. If necessary, the specific manner in which the ordinary shares may be offered and sold will be described in a supplement to this prospectus.

Our ordinary shares are traded on the Nasdaq Global Market under the symbol “GMDA.” On January 10, 2023, the closing price of our ordinary shares as reported by the Nasdaq Global Market was $1.47 per ordinary share. We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2023

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the selling shareholder identified in this prospectus may offer from time to time up to 14,868,724 ordinary shares issuable upon the exchange of the Note. If necessary, the specific manner in which the ordinary shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in this prospectus, including information incorporated by reference herein, and any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholder has authorized anyone to provide you with different information, and neither we nor the selling shareholder takes any responsibility for, or provide any assurance as to the reliability of, any different information that others may provide you. This prospectus and any prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the ordinary shares offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the ordinary shares.

For investors outside of the United States: Neither we nor the selling shareholder has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” and the “Company” refer to Gamida Cell Ltd. and its wholly owned subsidiary, Gamida Cell Inc., a Delaware corporation.

The term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar” or “$” refer to United States dollars, the lawful currency of the United States. All references to “ordinary shares” in this prospectus refer to ordinary shares of Gamida Cell Ltd., par value NIS 0.01 per share.

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PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our ordinary shares. You should carefully read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our ordinary shares.

OUR COMPANY

Overview

We are an advanced cell therapy company committed to cures for blood cancers and serious hematologic diseases. We harness our cell expansion and enhancement platform to create therapies with the potential to redefine standards of care in areas of serious medical need. While cell therapies have the potential to address a variety of diseases, they are limited by availability of donor cells, matching a donor to the patient, and the decline in donor cell functionality when expanding the cells to achieve a therapeutic dose. We have leveraged our NAM platform, or nicotinamide cell expansion technology platform to develop a pipeline of product candidates designed to address the limitations of other cell therapies. Our proprietary technology allows for the proliferation and enhancement of donor cells, which allows for maintaining the cells’ functional therapeutic characteristics, providing a treatment alternative for patients.

We are an Israeli corporation and were incorporated in 1998. Our principal executive offices are located at 116 Huntington Avenue, 7th Floor, Boston, Massachusetts 02116. Our telephone number is (617) 892-9080. Our website address is www.gamida-cell.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our website address as an inactive textual reference only.

Gamida Cell Inc., our wholly owned subsidiary, was incorporated under the laws of the State of Delaware in October 2000 and is qualified to do business in Massachusetts, among other states.

Our ordinary shares have been listed on the Nasdaq Global Market under the symbol “GMDA” since October 26, 2018.

Loan Agreement and First Lien Secured Note

On December 12, 2022, we, as guarantor, and our wholly owned U.S. subsidiary, Gamida Cell Inc., as borrower, or the Borrower, entered into a Loan and Security Agreement, or the Loan Agreement, with Highbridge Tactical Credit Master Fund, L.P., or Highbridge, together with the other lenders from time to time party thereto, as the lenders, or the Lenders, and Wilmington Savings Fund Society, FSB, as collateral agent and administrative agent. Pursuant to the Loan Agreement, the Borrower borrowed an aggregate principal amount of $25.0 million through the issuance and sale of a First Lien Secured Note, or the Note.

The Note is exchangeable, at the option of the Lenders, into our ordinary shares at an exchange rate of 0.52356 ordinary shares per $1.00 principal amount, together with a make-whole premium equal to all accrued and unpaid and remaining coupons due through December 12, 2024, or the Interest Make-Whole Payment. The exchange rate is subject to adjustment in the event of ordinary share dividends, reclassifications and certain other fundamental transactions affecting the ordinary shares.

We have fully and unconditionally guaranteed the obligations of the Borrower under the Loan Agreement and the Note. The obligations under the Loan Agreement and the Note are secured by substantially all of our assets and the assets of our subsidiaries.

The Loan Agreement and the Note will mature on December 12, 2024, or the Maturity Date, unless earlier repurchased, redeemed or exchanged in accordance with the terms, and bear interest at the annual rate of 7.50%, payable on a quarterly basis, with the interest rate increasing to 12.00% at any time upon any event of default under the Loan Agreement or certain failures to register the resale of the ordinary shares issuable pursuant to the Note.

Commencing four months after the closing date for the Loan Agreement, we are obligated to make monthly installment payments in an amount equal to (a) a ratable amount of the outstanding principal amount of the Loan Agreement divided by the remaining months to the Maturity Date plus (b) accrued and unpaid interest on such amount. Such installment payments will also include a 5% prepayment premium on the principal being repaid, or the Exit Fee.

To the extent that certain conditions are satisfied under the Note (including the effectiveness of the registration statement of which this prospectus forms a part), at the Borrower’s option, principal amortization payments, interest, the Interest Make-Whole Payment and the Exit Fee payable in respect of principal amortization payments may be paid in our ordinary shares which will be valued at 95% of the volume weighted average price over the ten preceding trading days.

ABOUT THIS OFFERING

This prospectus relates to the resale by the selling shareholder identified in this prospectus of up to 14,868,724 ordinary shares. All of the ordinary shares in this offering will be sold by this selling shareholder. The selling shareholder may sell its ordinary shares from time to time at prevailing market prices. We will not receive any proceeds from the resale of the ordinary shares in this offering.

Ordinary Shares Offered:	Up to 14,868,724

Ordinary Shares Outstanding as of December 31, 2022:	74,380,810

Use of Proceeds:	We will not receive any proceeds from the sale of the 14,868,724 ordinary shares subject to resale by the selling shareholder under this prospectus.

Risk Factors:	An investment in the ordinary shares offered under this prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section and other information in this prospectus and the documents incorporated by reference herein for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Global Market Symbol:	GMDA

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should carefully consider the specific risks included in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q, Annual Report on Form 10-K or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring our ordinary shares. If any of these risks actually occurs, our business, financial condition, cash flows and results of operations could be negatively impacted. In that case, the trading price of our ordinary shares would likely decline and you might lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

Risks Related to our Securities and this Offering

Because we do not intend to declare cash dividends on our ordinary shares in the foreseeable future, shareholders must rely on appreciation of the value of our ordinary shares for any return on their investment and may not receive any funds without selling their ordinary shares.

We have never declared or paid cash dividends on our ordinary shares and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our ordinary shares, if any, will provide a return to investors in this offering for the foreseeable future. In addition, because we do not pay cash dividends, if our shareholders want to receive funds in respect of our ordinary shares, they must sell their ordinary shares to do so.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect to in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

Future sales or issuances of our ordinary shares in the public markets, or the perception of such sales, could depress the trading price of our ordinary shares.

The sale of a substantial number of our ordinary shares and other securities convertible into or exchangeable for our ordinary shares, or the perception that such sales could occur, could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our ordinary shares at any time in one or more separate offerings. In addition, holders of our ordinary shares, including those registered pursuant to this prospectus, may undertake sales of a significant number of such securities in the market at any given time. We cannot predict the effect that future sales of ordinary shares and other securities convertible into or exchangeable for our ordinary shares would have on the market price of our ordinary shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

All statements other than present and historical facts and conditions contained in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “should,” “will” and “would,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our expectations regarding timing of application for and receipt of regulatory approvals for omidubicel, GDA-201 or any of our other potential product candidates;

●	the timing and conduct of our clinical trials of GDA-201 and our other potential product candidates, including statements regarding the timing, progress and results of current and future preclinical studies and clinical trials, and our research and development programs;

●	our plans to manufacture omidubicel at a commercial scale, if and when approved for marketing;

●	the clinical utility and potential advantages of omidubicel, GDA-201 and our other potential product candidates;

●	our plans regarding utilization of regulatory pathways that would allow for accelerated marketing approval in the United States, the European Union and other jurisdictions;

●	our recurring losses from operations, our estimates regarding anticipated capital requirements and our needs for additional financing;

●	our ongoing and planned discovery and development of product candidates;

●	our expectations regarding future growth, including our ability to develop, and obtain regulatory approval for, new product candidates;

●	our expectations regarding when certain patents may be issued and the protection and enforcement of our intellectual property rights;

●	our estimates regarding the commercial potential, and our commercial marketing plan, for omidubicel and our other product candidates;

●	our ability to manufacture omidubicel and our other product candidates at levels sufficient for commercialization or clinical development, as applicable;

●	our ability to maintain relationships with certain third parties;

●	our estimates regarding anticipated capital requirements and our needs for additional financing;

●	our planned level of capital expenditures;

●	our expectations regarding licensing, acquisitions and strategic partnering; and

●	the impact of government laws and regulations.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward- looking statements by these cautionary statements.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement may contain market data and industry forecasts that were obtained from industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we believe the market position, market opportunity and market size information included in this prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement is generally reliable, such information is inherently imprecise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statements were made, and while we believed such information formed a reasonable basis for such statements at the time they were made, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the 14,868,724 ordinary shares subject to resale by the selling shareholder in this offering.

SELLING SHAREHOLDER

We are registering for resale by the selling shareholder identified below up to 14,868,724 ordinary shares issuable upon the exchange of, or in satisfaction of, any principal amortization payment, interest, Interest Make-Whole Payment or the Exit Fee payable pursuant to the terms of the Note, as detailed in “Plan of Distribution” below. We have agreed to file the registration statement, of which this prospectus forms a part, covering the resale of the ordinary shares issuable upon the exchange or otherwise pursuant to the terms of the Note. We are registering the ordinary shares in order to permit the selling shareholder to offer the ordinary shares for resale from time to time.

To our knowledge, the selling shareholder is not an employee or supplier of ours or our affiliates. Within the past three years, the selling shareholder has not held a position as an officer a director of ours, nor has the selling shareholder had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling shareholder, unless otherwise noted. The ordinary shares being offered are being registered to permit secondary trading of such ordinary shares and each selling shareholder may offer all or part of the ordinary shares it owns for resale from time to time pursuant to this prospectus. The selling shareholder does not have any family relationships with our officers, directors or controlling shareholders.

The term “selling shareholder” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholder named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power with respect to the ordinary shares set forth opposite such person’s name. To the extent required, we will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling shareholder who is able to use this prospectus to resell the ordinary shares registered hereby.

The table below lists the selling shareholder and other information regarding the beneficial ownership of the ordinary shares held by the selling shareholder. The second column lists the number of ordinary shares beneficially owned by the selling shareholder, based on its ownership of ordinary shares as of December 31, 2022, including ordinary shares issuable upon exchange of the Note but not any other ordinary shares issuable pursuant to the terms of the Note. Pursuant to the terms of the Note, the selling stockholder may not exchange the Note, and no ordinary shares may be issued pursuant to the terms of the Note, to the extent that such exchange or issuance result in the selling stockholder and its affiliates (as defined in Rule 12b-2 under the Exchange Act), associates (as defined in Rule 12b-2 under the Exchange Act), in each case together with any other persons whose beneficial ownership would be aggregated for purposes of Section 13(d) of the Exchange Act or any group of which any such person is a member, beneficially owning in excess of 9.9% of the outstanding shares of the ordinary shares. Amounts registered for sale hereby do not give effect to this limitation.

The third column lists the ordinary shares being offered by this prospectus by the selling shareholder.

The fourth column assumes the sale of all of the ordinary shares offered by the selling shareholder pursuant to this prospectus. The selling shareholder may sell all, some or none of its shares pursuant to this prospectus. See “Plan of Distribution.” Except as indicated below or as otherwise described in this prospectus, the selling shareholder has represented to us that it is not a registered broker-dealer or affiliated with a registered broker-dealer.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering(1)		Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Ordinary Shares Owned Immediately After Sale of Maximum Number of Ordinary Shares in this Offering
Highbridge Tactical Credit Master Fund, L.P.(2)	8,172,808	(3)	14,868,724	2,522,522

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary shares subject to options, warrants or securities currently exercisable or exchangeable, or exercisable or exchangeable within 60 days of December 31, 2022, are considered outstanding.

(2)	Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Master Fund, L.P. Highbridge Tactical Credit Master Fund, L.P. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge Tactical Credit Master Fund, L.P. is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(3)	Includes 2,522,522 ordinary shares issuable upon exchange of $44,800,000 aggregate principal amount of 5.875% Exchangeable Senior Notes due 2026 and 5,650,286 ordinary shares issuable pursuant to upon exchange of the Note, in each case after giving effect to the limitation on beneficial ownership of ordinary shares included in each instrument. No ordinary shares may be issued pursuant to the 5.875% Exchangeable Senior Notes due 2026 or the Note to the extent such issuance would result in the holder and its affiliates, together with any other persons whose beneficial ownership would be aggregated for purposes of Section 13(d) of the Exchange Act or any group of which any such person is a member, beneficially owning in excess of 9.9% of the outstanding shares of the ordinary shares.

PLAN OF DISTRIBUTION

The selling shareholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling ordinary shares received after the date of this prospectus from the selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its ordinary shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholder may use any one or more of the following methods when disposing of ordinary shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the ordinary shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling shareholder to sell a specified number of such ordinary shares at a stipulated price per ordinary shares;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our ordinary shares, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling shareholder may also sell ordinary shares short and deliver these securities to close out its short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which ordinary shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholder from the sale of the ordinary shares offered by it will be the purchase price of the ordinary shares less discounts or commissions, if any. The selling shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling shareholder also may resell all or a portion of the ordinary shares in open market transactions in reliance on Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the ordinary shares may be underwriting discounts and commissions under the Securities Act. A selling shareholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the ordinary shares to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of ordinary shares in the market and to the activities of the selling shareholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the ordinary shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the ordinary shares offered by this prospectus.

We have agreed with the selling shareholder to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective, subject to certain exceptions, until such time as all of the ordinary shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our Israeli directors and officers, and any Israeli experts named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a number of our directors are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Gamida Cell Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with any offering described in this prospectus. The address of our agent is 116 Huntington Avenue, 7th Floor, Boston, Massachusetts 02116.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In Israeli courts, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process and certain matters of procedure may be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

LEGAL MATTERS

The validity of the issuance of our ordinary shares offered in this prospectus and certain other matters of Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain matters of U.S. federal law will be passed upon for us by Cooley LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K filed on March 24, 2022, have been audited by Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon and incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Kost, Forer, Gabbay & Kasierer is Menachem Begin 144, Tel Aviv, Israel.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 24, 2022;

●	Our Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2022, August 15, 2022 and November 14, 2022;

●	Our Current Reports on Form 8-K filed with the SEC on January 19, 2022, January 31, 2022, January 31, 2022, February 9, 2022, April 26, 2022, June 2, 2022, June 10, 2022, July 29, 2022, August 1, 2022, August 10, 2022, September 19, 2022, September 27, 2022, September 30, 2022, November 21, 2022, December 12, 2022 and January 9, 2023; and

●	The description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on October 23, 2018, as amended on March 25, 2022, including any further amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents, either in writing to Gamida Cell Ltd., 116 Huntington Avenue, 7th Floor, Boston, MA 02116, Attn: Chief Financial Officer or by telephone at (617) 892-9080.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus or any prospectus supplement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus or any prospectus supplement modifies, supersedes or replaces such statement. Any statement that is modified or superseded will not constitute a part of this prospectus or any prospectus supplement, except as modified or superseded.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You also may access these filings on our website at www.gamida-cell.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee	$2,327
Legal fees and expenses	150,000
Accounting fees and expenses	10,000
Miscellaneous	5,000
Total	$167,327

Item 15. Indemnification of Directors, Officers and Employees

Under the Israeli Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. A company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of the duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association include such a provision. An Israeli company may not exculpate a director from liability arising out of a breach of the duty of care with respect to a dividend or distribution to shareholders.

Under the Israeli Companies Law and the Securities Law, 5728-1968, or the Securities Law, a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:

●	a monetary liability incurred by or imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such undertaking must be limited to certain events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the foreseen events and described above amount or criteria;

●	reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the office holder as (1) a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (2) in connection with a monetary sanction; a monetary liability imposed on him or her in favor of an injured party at an Administrative Procedure (as defined below) pursuant to Section 52(54)(a)(1)(a) of the Securities Law;

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees; and

●	reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent.

“Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

Under the Israeli Companies Law and the Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

●	a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

●	a breach of duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a monetary liability imposed on the office holder in favor of a third party;

●	a monetary liability imposed on the office holder in favor of an injured party at an Administrative Procedure pursuant to Section 52(54)(a)(1)(a) of the Securities Law; and

●	expenses incurred by an office holder in connection with an Administrative Procedure, including reasonable litigation expenses and reasonable attorneys’ fees.

Under the Israeli Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

●	a breach of duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

●	a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

●	an act or omission committed with intent to derive illegal personal benefit; or

●	a fine or forfeit levied against the office holder.

Under the Israeli Companies Law, exculpation, indemnification and insurance of office holders must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders. See “Item 10.—Directors, Executive Officers and Corporate Governance—Fiduciary duties and approval of specified related party transactions under Israeli law” of our Annual Report on Form 10-K filed on March 24, 2022.

Our amended and restated articles of association permit us to, exculpate, indemnify and insure our office holders as permitted under the Israeli Companies Law. Our office holders are currently covered by a directors and officers’ liability insurance policy. As of the date of this registration statement, no claims for directors’ and officers’ liability insurance have been filed under this policy, we are not aware of any pending or threatened litigation or proceeding involving any of our directors or officers in which indemnification is sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

We have entered into agreements with each of our directors and executive officers exculpating them, to the fullest extent permitted by law, from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them to the fullest extent permitted by law. The insurance is subject to our discretion depending on its availability, effectiveness and cost. Effective as November 17, 2021, the maximum amount set forth in such agreements is (1) with respect to indemnification in connection with a public offering by the Company of our securities, the gross proceeds raised by us and/or any selling shareholder in such public offering, and (2) with respect to all other permitted indemnification, the greater of (i) an amount equal to 25% of our shareholders’ equity on a consolidated basis, according to the Company’s most recent financial statements as of the time of the actual payment of indemnification; (ii) $150 million and (iii) 40% of the Company Total Market Cap, which means the average closing price of the Company’s ordinary shares over the 30 trading days prior to the actual payment of indemnification multiplied by the total number of issued and outstanding shares of the Company as of the date of actual payment). In the opinion of the SEC, indemnification of directors and executive officers for liabilities arising under the Securities Act however, is against public policy and therefore unenforceable.

Item 16. Exhibits.

The following exhibits are filed herewith:

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing Date	Filed Herewith

3.1	Amended and Restated Articles of Association of Gamida Cell Ltd.	10-K	001-38716	3.1	March 24, 2022

4.1	Loan and Security Agreement, dated December 12, 2022 by and among Gamida Cell Ltd., Gamida Cell Inc., Wilmington Savings Fund Society, FSB, as collateral agent and administrative Agent, Highbridge Tactical Credit Master Fund, L.P. and the other lenders listed on Schedule 1.1 thereto	8-K	001-38716	10.1	December 12, 2022

4.2	Registration Rights Agreement, dated December 12, 2022 by and among Gamida Cell Ltd., Gamida Cell Inc., and the entities listed on the signature pages thereto	8-K	001-38716	10.3	December 12, 2022

4.3	Form of 7.5% First Lien Secured Note due 2024	8-K	001-38716	10.2	December 12, 2022

5.1	Opinion of Meitar | Law Offices					X

23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global					X

23.2	Consent of Meitar | Law Offices (included in Exhibit 5.1 to this registration statement)					X

24.1	Power of Attorney of certain directors of the registrant (included on signature page of this registration statement)					X

107	Filing Fee Table					X

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

(A)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, the City of Boston, Massachusetts on January 11, 2023.

GAMIDA CELL LTD.

By:	/s/ Abigail Jenkins
Abigail Jenkins
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Abigail Jenkins and Shai Lankry, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power to any of them, and to each of them singly, to sign for him or her and in his or her name in the capacities indicated below the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, in connection with the said registration under the Securities Act, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Abigail Jenkins	President, Chief Executive Officer and Director	January 11, 2023
Abigail Jenkins	(Principal Executive Officer)

/s/ Shai Lankry	Chief Financial Officer	January 11, 2023
Shai Lankry	(Principal Financial Officer and principal accounting officer)

/s/ Robert I. Blum	Chair of the Board and Director	January 11, 2023
Robert I. Blum

/s/ Anat Cohen-Dayag	Director	January 11, 2023
Anat Cohen-Dayag

/s/ Julian Adams	Director	January 11, 2023
Julian Adams

/s/ Naama Halevi Davidov	Director	January 11, 2023
Naama Halevi Davidov

/s/ Stephen T. Wills	Director	January 11, 2023
Stephen T. Wills

/s/ Kenneth I. Moch	Director	January 11, 2023
Kenneth I. Moch

/s/ Shawn Tomasello	Director	January 11, 2023
Shawn Tomasello

/s/ Ivan Borrello	Director	January 11, 2023
Ivan Borrello

Gamida Cell Inc.

By:	/s/ Abigail Jenkins	Authorized U.S. Representative	January 11, 2023
Abigail Jenkins, President and Chief Executive Officer